Exhibit 10.14

01/27/05

THE SHERIDAN GROUP, INC.

Change-of-Control Incentive Plan

Key Management Employees

The Sheridan Group, Inc. (the “Company”) proposes to adopt this Change-of-Control Incentive Plan (the “Plan”) for its key management employees, providing for payment of the Severance Benefits described below in the event of certain terminations of employment following a change of control.  Any acquiror will be required to assume the Plan.

Severance Benefits:  During the period of eighteen (18) months following a Change of Control, each Covered Employee will be entitled to payment by the Successor Employer of Severance Compensation following any termination of such Covered Employee’s employment as a result of (a) such Covered Employee’s termination of his or her employment for Good Reason or (b) the Successor Employer’s termination of such Covered Employee’s employment without Cause.

Defined Terms:

“Applicable Period” means eighteen (18) months.

“Board of Directors” means the Board of Directors of the Company.

“Cause” means:

(i)            the Covered Employee shall have committed an act of fraud, embezzlement or misappropriation against the Successor Employer, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Successor Employer’s business; or

(ii)           the Covered Employee shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude; or

(iii)          the Covered Employee shall have refused, after explicit written notice, to obey any lawful resolution of or direction by the Successor Board which is consistent with the duties incident to his or her employment; or

(iv)          the Covered Employee shall have been chronically absent from work (excluding vacations, illnesses or leaves of absence approved by the Successor Board); or

(v)           the Covered Employee shall have failed to perform the duties incident to his or her employment with the Successor Employer on a regular basis, and such failure shall have continued for a period of twenty (20) days after written notice to the Covered Employee specifying such failure in reasonable detail (other than as a result of the Covered Employee’s Disability); or

(vi)          the Covered Employee shall have engaged in the unlawful use (including being under the influence) or possession of illegal drugs on the Successor Employer’s premises.

“Change of Control” means (i) the sale or other transfer of all or substantially all of the assets of the Company or its subsidiaries in a single transaction or series of related transactions, (ii) the merger or consolidation of the Company with any other entity, a majority of whose voting securities are owned by any persons or persons other than the holders of a majority of the currently outstanding voting securities of the Company, and (iii) the sale or other transfer of a majority of the outstanding voting securities of the Company in a single transaction or series of related transactions.

“Covered Employees” means those employees of the Company or any of its subsidiaries, who:

(i)            from time to time have been designated as Covered Employees by the Board of Directors and with respect to whom that designation has not been revoked (the Board of Directors shall have the right in its sole discretion to designate Covered Employees and to revoke that designation); and

(ii)           remain employed by the Company,

at the time of the closing of a Change of Control.

“Disability” means that an independent medical doctor (selected by the Successor Employer’s health or disability insurer) shall have certified that the Covered Employee has for 180 days, consecutive or non-consecutive, in any twelve (12) month period been physically or mentally disabled in a manner which seriously interferes with his or her ability to perform the duties incident to his or her employment.  Any refusal by a Covered Employee to submit to a medical examination for the purpose of certifying Disability shall be deemed to constitute conclusive evidence of such Covered Employee’s Disability.

“First Change of Control” means the first Change of Control to occur after the date of adoption of the Plan.

“Good Reason” means the occurrence of any of the events or conditions described in subparagraphs (i) - (iv) of this definition, without the Covered Employee’s express written consent, which is not corrected within twenty (20) days after delivery by the Covered Employee of written notice thereof to the Successor Employer:

(i)            a material reduction in the Covered Employee’s status, title, position, scope of authority or responsibilities, or the assignment to the Covered Employee of any duties or responsibilities which are materially inconsistent with such status, title, position, authority or responsibilities;

(ii)           involuntary relocation of the Covered Employee;

(iii)          any removal of the Covered Employee from or failure to reappoint him or her to any of his or her positions held on the date of the Change of Control, except in connection with the termination of his or her employment by the Successor Employer for Cause or by the Covered Employee other than for Good Reason, or as a result of the Covered Employee’s death or Disability; or

(iv)          a material reduction by the Successor Employer in the Covered Employee’s compensation or benefits as in effect on the date of the Change of Control.

“Incentive Bonuses” means any management incentive bonus paid to a Covered Employee, in accordance with an incentive bonus plan adopted by the Successor Board or maintained by the Company and its subsidiaries, but excluding any “Retention Bonus” or other similar amount payable into such Covered Employee’s Deferred Compensation Plan.

“Severance Compensation” means:

(i)            severance payments, in accordance with the Successor Employer’s then current payroll practices, at an annual rate equal to the sum of (1) the Covered Employee’s base salary in effect on the date of the Change of Control plus (2) the average of the Incentive Bonuses earned by the Covered Employee for the two fiscal years immediately preceding the date of his or her termination of employment, for the Applicable Period;

(ii)           continued coverage during the Applicable Period under the health insurance plan maintained by the Successor Employer for its full-time, salaried employees;

(iii)          payment of any expense reimbursements for expenses incurred in the performance of the Covered Employees’ duties prior to termination of his or her employment; and

(iv)          immediate vesting (to the extent not previously vested) of the Covered Employee’s deferred compensation account in accordance with the Company’s Deferred Compensation Plan.

“Successor Board” means the Board of Directors of the Successor Employer.

“Successor Employer” means the entity continuing the business of the Company and its subsidiaries, or a part thereof, and employing the Covered Employee following a Change of Control.

Other Terms:

At Will Employment:  Each of the Covered Employees is an at-will employee of the Company or one of its subsidiaries, and his or her employment may be terminated at any time by such

Covered Employee’s or by his or her employer’s giving the other party written notice of termination.  Nothing contained in this Plan is intended to create for any of the Covered Employees any right to continued employment with the Company, any of its subsidiaries, or any Successor Employer, or employment in the same position or on the same terms as those currently in effect.

Arbitration of Disputes:  Any controversy or claim between any Covered Employee and a Successor Employer arising out of or relating to this Plan or the breach thereof shall, to the extent permitted by law, be settled by arbitration in any forum and form agreed upon by the Covered Employee and the Successor Employer, or in the absence of such an agreement, under the auspices of the American Arbitration Association (“AAA”) in Baltimore, Maryland in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators, except that the Successor Employer shall pay all administrative fees and arbitrator’s fees and expenses related to such arbitration.  Notwithstanding the foregoing, this provision shall not preclude any party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate, provided that any other relief shall be pursued through an arbitration proceeding as provided herein.

Severability:  If any provision of this Plan is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

Waivers:  No delay or omission by any Covered Employee, by the Company or any of its subsidiaries, or by any Successor Employer in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

Amendment; Termination:  The Successor Board may, by action(s) duly approved in accordance with the Company’s By-Laws and applicable law, amend or terminate the Plan at any time (or, in the case of amendments, from time to time) after the date of completion of the First Change of Control, provided that no such amendment or termination shall, without the prior written consent of the Covered Employee(s) so affected, adversely affect any of the rights or benefits to which any of the Covered Employees is entitled under the Plan immediately following the completion of the First Change of Control (including all rights to payments and benefits upon a subsequent termination of the employment of such Covered Employee(s)).

Assignment; Rights of Parties:  The rights and obligations of the Company, its subsidiaries, each of the Covered Employees and each Successor Employer shall inure to the benefit of, and shall be binding upon, the successors and assigns of each of them.

GOVERNING LAW.  THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.